EXHIBIT 4(e)

SERIES A AMENDMENT AGREEMENT AND CONSENT

THIS SERIES A AMENDMENT AGREEMENT AND CONSENT, dated as of June 6, 2007, by and among Knobias, Inc., a Delaware corporation (the “Company”); and each of the undersigned (each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, each Stockholder is a holder of the number of shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) set forth on Exhibit A attached hereto; and

WHEREAS, the Company, certain of the Stockholders and certain other parties have entered into a Letter of Intent (the “Letter of Intent”) regarding a proposed restructuring of the debt and equity capitalization, and the amendment of certain outstanding agreements, of the Company (the "Restructuring"), which includes, among other things: (i) the amendment of the Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”) in order to eliminate certain rights, preferences and privileges of the Series A Preferred Stock; (ii) an offer by the Company to the Stockholders to convert their Series A Preferred Stock into shares of Common Stock, par value $0.01 per share (the “Common Stock”) of the Company; and (iii) the conversion of certain outstanding indebtedness of the Company into shares of Series B Senior Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) of the Company; and

WHEREAS, the Company believes the Restructuring to be in the best interests of the Company and its stockholders; and

WHEREAS, the Company has entered into a Securities Purchase Agreement dated as of May 31, 2007 (the “Securities Purchase Agreement”), pursuant to which the Company will issue Senior Secured Promissory Notes due May __, 2010 (the “New Senior Notes”); and

WHEREAS, the execution and delivery of this Agreement and the execution and filing of the Certificate of Designation of the Rights, Preferences and Privileges of the Series B Preferred Stock, in the form attached hereto as Exhibit B (the “Series B Certificate of Designation”) are conditions to the issuance of the Series B Preferred Stock and the New Senior Notes.

NOW, THEREFORE, in consideration of the premises set forth above, the proposed Restructuring and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Consent of Stockholders. Each Stockholder hereby consents to (i) the Amended and Restated Certificate of Designation of Series A Preferred Stock, in the form attached hereto as Exhibit C (the “Amended Certificate of Designation”) and the modifications to the rights, preferences and privileges of the Series A Preferred Stock which are effected thereby; (ii) the execution and filing of the Amended Certificate of Designation by or on behalf of the Company with the Secretary of State of the State of Delaware, once the Company has received all necessary stockholder approval for the Amended Certificate of Designation; (iii) the Series B Certificate of Designation and the rights, preferences and privileges of the Series B Preferred Stock which are created thereby; and (iv) the execution and filing of the Series B Certificate of Designation by or on behalf of the Company with the Secretary of State of the State of Delaware. Each Stockholder acknowledges and agrees that the execution and delivery of this Agreement by such Stockholder shall be treated for all purposes as a vote or action by written consent of such Stockholder in lieu of any meeting required pursuant to the Delaware General Corporation Law (“DGCL”), and hereby waives all requirements of notice pursuant to the DGCL, the Bylaws of the Company, the Certificate of Designation or otherwise, and, in the case of the Amended Certificate of Designation, each Stockholder further acknowledges and agrees that it shall vote, at a stockholders meeting called, to approve the Amended Certificate of Designation and to authorize the Company to file the Amended Certificate of Designation with the Secretary of State of the State of Delaware.

Exhibit 4(e) - Page 1

2. Waiver of Anti-Dilution Rights. In connection with the transactions comprising the Restructuring, including the issuance of the Series B Preferred Stock and the New Senior Notes, each Stockholder hereby waives any adjustment to the number of shares of Common Stock to be issued to the holders of the Series A Preferred Stock pursuant to Section 9 of the Certificate of Designation.

3. Termination of Registration Rights Agreement. The Registration Rights Agreement, dated as of November 15, 2004, by and among the Company and each of the Stockholders, shall be and the same hereby is terminated.

4.  Conversion to Common Stock.

(a)  Each Stockholder electing to convert shares of Series A Preferred Stock held by such Stockholder (the “Electing Stockholder”) has executed the Election to Convert attached hereto as Exhibit D. The execution and delivery of the Election to Convert shall constitute an irrevocable election by the Electing Stockholder to convert such shares into Common Stock, and shall be effective at such time as the Company has (i) received all necessary stockholder approval for the proposed Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Amendment”) and (ii) filed the Amendment with the Secretary of State of the State of Delaware. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the date hereof, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor.

(b)  Each Stockholder who has not elected to convert shares of Series A Preferred Stock held by such Stockholder (the “Non-electing Stockholder”) shall be deemed to have made an irrevocable election to retain the Series A Preferred Stock and not to convert such shares into Common Stock.

5.  Effectiveness. This Agreement shall be deemed effective when executed and delivered to the Company by the holders of at least 51% of the issued and outstanding shares of Series A Preferred Stock.

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6. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto..

7. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

8. Amendment. This Agreement may be amended only by an agreement in writing signed by all of the parties hereto.

9. Severability. If any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Agreement which shall remain in full force and effect.

10. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

[Signature pages follow]

Exhibit 4(e) - Page 3

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KNOBIAS, INC.

By:
Name:
Title:

Exhibit 4(e) - Page 4

[STOCKHOLDER SIGNATURE PAGE TO SERIES A AMENDMENT
AGREEMENT AND CONSENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Stockholder: ________________________________________________________
Signature of Authorized Signatory of Stockholder: __________________________________
Name of Authorized Signatory: _________________________________________________
Title of Authorized Signatory: __________________________________________________
Email Address of Authorized Signatory:__________________________________________

Address for Notice of Stockholder:

__________________________________________
__________________________________________
__________________________________________

Exhibit 4(e) - Page 5

ELECTION TO CONVERT

The undersigned holder of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) issued by Knobias, Inc., a Delaware corporation (the “Company”), hereby elects to convert ____________ shares of Series A Preferred Stock held by the undersigned into shares of Common Stock, par value $0.01 per share (the “Common Stock”) of the Company at the ratio of 124.623 shares of Common Stock for every share of Series A Preferred Stock. The original certificate for shares of Series A Preferred Stock is being tendered herewith (duly endorsed for transfer) for cancellation upon the issuance of Common Stock to the undersigned. It is understood and agreed that this irrevocable election shall be effective at such time as the Company has (i) received all necessary stockholder approval for the proposed Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Amendment”) and (ii) filed the Amendment with the Secretary of State of the State of Delaware (the “Effective Date”)

The undersigned hereby tenders to the Company the shares of Series A Preferred Stock indicated above. The undersigned hereby, as of the Effective Date:

(1)  irrevocably sells, assigns and transfers to or upon the order of the Company or its nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned status as a holder of, all shares of Series A Preferred Stock tendered hereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the Series A Preferred Stock arising under, from or in connection with such Series A Preferred Stock;

(2)  waives any and all rights with respect to the Series A Preferred Stock tendered hereby, including, without limitation, any existing or past defaults and their consequences in respect of such Series A Preferred Stock; and

(3)  releases and discharges the Company from any and all claims that the undersigned may have, now or in the future, arising out of or related to the Series A Preferred Stock tendered hereby.

All authority conferred or agreed to be conferred by this Election to Convert shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned hereby represents, warrants and agrees that:

(1)  it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Series A Preferred Stock tendered hereby, and it has full power and authority to execute this Election to Convert (for purposes of this Election to Convert, the “beneficial owner” of any Series A Preferred Stock means any holder that exercises investment discretion with respect to such Series A Preferred Stock);

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(2)  the shares of Series A Preferred Stock being tendered hereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and the Company will acquire good, indefeasible and unencumbered title to such shares of Series A Preferred Stock, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

(3)  in evaluating the Company’s exchange offer and in making its decision whether to participate therein by submitting this Election to Convert and tendering shares of Series A Preferred Stock, the undersigned has made its own independent appraisal of the Company and it is not relying on any statement, representation or warranty, express or implied, made to such holder by the Company or any other person, other than those contained in written communications from the Company or its duly authorized representatives, as amended or supplemented through the date hereof;

(4)  the undersigned understands that the shares of Common Stock have not been registered under federal or any state securities laws, and could not be sold or offered for resale unless they were subsequently so registered or an exemption from such registration is available. The undersigned hereby acknowledges that the Common Stock will not be sold, pledged, transferred or otherwise disposed of unless (a) registered under the Securities Act of 1933 and other applicable state securities laws, or (b) an exemption from such registration is available. The undersigned understands that the Company is issuing the Common Stock to the undersigned pursuant to an exemption from registration in reliance on the representations made by the undersigned herein.

(5)  the undersigned has knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of an investment in the Company and its proposed activities, has carefully considered the suitability of an investment in the Company for the undersigned’s particular financial and tax situation, and has determined that the shares of Common Stock are a suitable investment. The undersigned has adequate means of providing for its current needs and possible contingencies, and the undersigned has no present intention or need, and anticipates no need in the foreseeable future, to sell the shares of Common Stock. The undersigned is an “accredited investor” within the meaning of Regulation D promulgated by the Securities and Exchange Commission and a “qualified purchaser” within the meaning of Section 2 of the Investment Company Act of 1940.

(6)  the undersigned has the full legal authority, capacity and power to enter into this Agreement, and is not precluded by law, contract or otherwise from acquiring the shares of Common Stock.

(7)  the execution and delivery of this Election to Convert shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions.

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Dated: May ___, 2007

Name of Stockholder: ________________________________________________________
Signature of Authorized Signatory of Stockholder: __________________________________
Name of Authorized Signatory: _________________________________________________
Title of Authorized Signatory: __________________________________________________
Email Address of Authorized Signatory:__________________________________________

If the stock certificates evidencing shares of Common Stock are to be issued in the name of a person other than as indicated above, please fill in the space below.

ISSUE TO:

Name:       __________________________________

Address:  __________________________________

                  __________________________________

Taxpayer I.D. Number:  __________________________________

If stock certificates evidencing shares of Common Stock are to be mailed to an address other than as indicated above, please fill in the space below.

MAIL TO:

Name:        __________________________________

Address:  __________________________________

                   __________________________________

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